EXHIBIT 24.2


                           CONSENT OF ATTORNEY


     Reference is made to the Registration Statement on Form SB-2 of Host America Corporation.

     We hereby consent to the use of our opinion concerning the legality of the securities being registered dated April 22, 1998, filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Host America Corporation as to the legality of its securities proposed to be sold.

                                        JOHN B. WILLS, ESQ.
                                        Attorney at Law


                                        By: /s/ JOHN B. WILLS
                                           -------------------------------
                                            John B. Wills, Esq.

Denver, Colorado
April 22, 1998